Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS







We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 7, 1996 included in the Annual Report on Form 10-K of Agouron Pharmaceuticals, Inc. for the year ended June 30, 1996.



PRICE WATERHOUSE LLP



San Diego, California
November 26,  1996